                                                                     EXHIBIT 4.2

--------------------------------------------------------------------------------

                                AMR CORPORATION,

                      AMERICAN AIRLINES, INC., as Guarantor

                                       AND

                      WILMINGTON TRUST COMPANY, as Trustee

                         4.25% Senior Convertible Notes
                                    due 2023

--------------------------------------------------------------------------------

                                    INDENTURE

                         Dated as of September 23, 2003

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

TIA SECTION                                            INDENTURE SECTION
310 (a)(1)                                             7.10
    (a)(2)                                             7.10
    (a)(3)                                             N.A.
    (a)(4)                                             N.A.
    (b)                                                7.08; 7.10
    (c)                                                N.A.
311 (a)                                                7.11
    (b)                                                7.11
    (c)                                                N.A.
312 (a)                                                2.05
    (b)                                                13.03
    (c)                                                13.03
313 (a)                                                7.06
    (b)(1)                                             N.A.
    (b)(2)                                             7.06
    (c)                                                13.02
    (d)                                                7.06
314 (a)                                                4.02; 4.03; 13.02
    (b)                                                N.A.
    (c)(1)                                             13.04
    (c)(2)                                             13.14
    (c)(3)                                             N.A.
    (d)                                                N.A.
    (e)                                                13.05
    (f)                                                N.A.
315 (a)                                                7.01
    (b)                                                7.05; 13.02
    (c)                                                7.01
    (d)                                                7.01
    (e)                                                6.11
316 (a) (last sentence)                                2.08
    (a)(1)(A)                                          6.05
    (a)(1)(B)                                          6.04
    (a)(2)                                             N.A.
    (b)                                                6.07
317 (a)(1)                                             6.08
    (a)(2)                                             6.09
    (b)                                                2.04
318 (a)                                                13.01

------------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                Table of Contents

                                                                                                                 Page
                                                                                                                 ----
                                                  ARTICLE 1

                                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01         Definitions.............................................................................     1
SECTION 1.02         Other Definitions.......................................................................     7
SECTION 1.03         Incorporation by Reference of Trust Indenture Act.......................................     8
SECTION 1.04         Rules of Construction...................................................................     8
SECTION 1.05         Acts of Holders.........................................................................     9

                                                  ARTICLE 2

                                               THE SECURITIES

SECTION 2.01         Form and Dating.........................................................................    11
SECTION 2.02         Execution and Authentication............................................................    14
SECTION 2.03         Registrar, Paying Agent and Conversion Agent............................................    14
SECTION 2.04         Paying Agent to Hold Money and Securities in Trust......................................    15
SECTION 2.05         Securityholder Lists....................................................................    15
SECTION 2.06         Transfer and Exchange...................................................................    16
SECTION 2.07         Replacement Securities..................................................................    17
SECTION 2.08         Outstanding Securities; Determinations of Holders' Action...............................    18
SECTION 2.09         Temporary Securities....................................................................    19
SECTION 2.10         Cancellation............................................................................    19
SECTION 2.11         Persons Deemed Owners...................................................................    20
SECTION 2.12         Transfer of Securities..................................................................    20
SECTION 2.13         CUSIP Numbers...........................................................................    26

                                                  ARTICLE 3

                                          REDEMPTION AND PURCHASES

SECTION 3.01         Right to Redeem; Notices to Trustee.....................................................    26
SECTION 3.02         Selection of Securities to Be Redeemed..................................................    26
SECTION 3.03         Notice of Redemption....................................................................    27
SECTION 3.04         Effect of Notice of Redemption..........................................................    28
SECTION 3.05         Deposit of Redemption Price.............................................................    28
SECTION 3.06         Securities Redeemed in Part.............................................................    28
SECTION 3.07         Conversion Arrangement on Call for Redemption...........................................    29
SECTION 3.08         Purchase of Securities at Option of the Holder..........................................    29

                                Table of Contents
                                   (continued)

                                                                                                                 Page
                                                                                                                 ----
SECTION 3.09         Purchase of Securities at Option of the Holder upon Change in Control...................    37
SECTION 3.10         Effect of Purchase Notice or Change in Control Purchase Notice..........................    45
SECTION 3.11         Deposit of Purchase Price or Change in Control Purchase Price...........................    47
SECTION 3.12         Securities Purchased in Part............................................................    47
SECTION 3.13         Repayment to the Company................................................................    48
SECTION 3.14         Termination of Right to Pay in Common Stock.............................................    48

                                                  ARTICLE 4

                                                  COVENANTS

SECTION 4.01         Payment of Securities...................................................................    48
SECTION 4.02         SEC and Other Reports...................................................................    49
SECTION 4.03         Compliance Certificate..................................................................    49
SECTION 4.04         Further Instruments and Acts............................................................    49
SECTION 4.05         Maintenance of Office or Agency.........................................................    49
SECTION 4.06         Delivery of Certain Information.........................................................    50
SECTION 4.07         Covenant to Comply with Securities Laws upon Purchase of Securities.....................    50

                                                  ARTICLE 5

                                            SUCCESSOR CORPORATION

SECTION 5.01         Consolidation, Merger or Sale of Assets Permitted.......................................    50
SECTION 5.02         Succession by Successor Corporation.....................................................    51
SECTION 5.03         Evidence to be Furnished Trustee........................................................    51
SECTION 5.04         Merger or Consolidation of Guarantor....................................................    51

                                                  ARTICLE 6

                                            DEFAULTS AND REMEDIES

SECTION 6.01         Events of Default.......................................................................    52
SECTION 6.02         Acceleration............................................................................    53
SECTION 6.03         Other Remedies..........................................................................    54
SECTION 6.04         Waiver of Past Defaults.................................................................    54
SECTION 6.05         Control by Majority.....................................................................    55
SECTION 6.06         Limitation on Suits.....................................................................    55
SECTION 6.07         Rights of Holders to Receive Payment....................................................    55

                                Table of Contents
                                   (continued)

                                                                                                                 Page
                                                                                                                 ----
SECTION 6.08         Collection Suit by Trustee..............................................................    56
SECTION 6.09         Trustee May File Proofs of Claim........................................................    56
SECTION 6.10         Priorities..............................................................................    56
SECTION 6.11         Undertaking for Costs...................................................................    57
SECTION 6.12         Waiver of Stay, Extension or Usury Laws.................................................    57

                                                  ARTICLE 7

                                                   TRUSTEE

SECTION 7.01         Duties of Trustee.......................................................................    58
SECTION 7.02         Rights of Trustee.......................................................................    59
SECTION 7.03         Individual Rights of Trustee............................................................    60
SECTION 7.04         Trustee's Disclaimer....................................................................    61
SECTION 7.05         Notice of Defaults......................................................................    61
SECTION 7.06         Reports by Trustee to Holders...........................................................    61
SECTION 7.07         Compensation and Indemnity..............................................................    61
SECTION 7.08         Replacement of Trustee..................................................................    62
SECTION 7.09         Successor Trustee by Merger.............................................................    63
SECTION 7.10         Eligibility; Disqualification...........................................................    63
SECTION 7.11         Preferential Collection of Claims Against Company.......................................    63

                                                  ARTICLE 8

                                           DISCHARGE OF INDENTURE

SECTION 8.01         Discharge of Liability on Securities....................................................    64
SECTION 8.02         Repayment to the Company or the Guarantor...............................................    64

                                                  ARTICLE 9

                                                 AMENDMENTS

SECTION 9.01         Without Consent of Holders..............................................................    64
SECTION 9.02         With Consent of Holders.................................................................    66
SECTION 9.03         Compliance with Trust Indenture Act.....................................................    67
SECTION 9.04         Revocation and Effect of Consents, Waivers and Actions..................................    67
SECTION 9.05         Notation on or Exchange of Securities...................................................    67
SECTION 9.06         Trustee to Sign Supplemental Indentures.................................................    67
SECTION 9.07         Effect of Supplemental Indentures.......................................................    67

                                Table of Contents
                                   (continued)

                                                                                                                 Page
                                                                                                                 ----
                                                 ARTICLE 10

                                                 CONVERSION

SECTION 10.01        Conversion Privilege....................................................................    68
SECTION 10.02        Conversion Procedure....................................................................    68
SECTION 10.03        Fractional Shares.......................................................................    70
SECTION 10.04        Taxes on Conversion.....................................................................    70
SECTION 10.05        Company to Provide Stock................................................................    71
SECTION 10.06        Adjustment for Change in Capital Stock..................................................    71
SECTION 10.07        Adjustment for Rights Issue.............................................................    72
SECTION 10.08        Adjustment for Other Distributions......................................................    73
SECTION 10.09        When Adjustment May Be Deferred.........................................................    76
SECTION 10.10        When No Adjustment Required.............................................................    76
SECTION 10.11        Notice of Adjustment....................................................................    76
SECTION 10.12        Voluntary Increase......................................................................    77
SECTION 10.13        Notice of Certain Transactions..........................................................    77
SECTION 10.14        Reorganization of Company; Special Distributions........................................    77
SECTION 10.15        Company Determination Final.............................................................    78
SECTION 10.16        Trustee's Adjustment Disclaimer.........................................................    78
SECTION 10.17        Simultaneous Adjustments................................................................    79
SECTION 10.18        Successive Adjustments..................................................................    79
SECTION 10.19        Rights Issued in Respect of Common Stock Issued upon Conversion.........................    79
SECTION 10.20        Company's Right to Elect to Pay Cash or Common Stock....................................    79

                                                 ARTICLE 11

                                             PAYMENT OF INTEREST

SECTION 11.01        Interest Payments.......................................................................    80
SECTION 11.02        Defaulted Interest......................................................................    80
SECTION 11.03        Interest Rights Preserved...............................................................    82

                                                 ARTICLE 12

                                                  GUARANTEE

SECTION 12.01        Guarantee...............................................................................    82
SECTION 12.02        Severability............................................................................    83
SECTION 12.03        Limitation of Guarantor's Liability.....................................................    83
SECTION 12.04        Subrogation.............................................................................    83

                                Table of Contents
                                   (continued)

                                                                                                                 Page
                                                                                                                 ----
SECTION 12.05        Reinstatement...........................................................................    83
SECTION 12.06        Benefits Acknowledged...................................................................    84
SECTION 12.07        Authentication Required.................................................................    84
SECTION 12.08        Release of the Guarantor................................................................    84

                                                 ARTICLE 13

                                                MISCELLANEOUS

SECTION 13.01        Trust Indenture Act Controls............................................................    84
SECTION 13.02        Notices.................................................................................    84
SECTION 13.03        Communication by Holders with Other Holders.............................................    86
SECTION 13.04        Certificate and Opinion as to Conditions Precedent......................................    86
SECTION 13.05        Statements Required in Certificate or Opinion...........................................    86
SECTION 13.06        Separability Clause.....................................................................    87
SECTION 13.07        Rules by Trustee, Paying Agent, Conversion Agent and Registrar..........................    87
SECTION 13.08        Calculations............................................................................    87
SECTION 13.09        Legal Holidays..........................................................................    88
SECTION 13.10        Governing Law...........................................................................    88
SECTION 13.11        No Recourse Against Others..............................................................    88
SECTION 13.12        Successors..............................................................................    88
SECTION 13.13        Multiple Originals......................................................................    89
SECTION 13.14        Benefits of Indenture...................................................................    89
SECTION 13.15        Headings and Table of Contents..........................................................    89

Exhibit A-1       Form of Global Security
Exhibit A-2       Form of Guarantee
Exhibit B         Form of Transfer Certificate

                  INDENTURE, dated as of September 23, 2003, among AMR CORPORATION, a Delaware corporation (the "Company"), AMERICAN AIRLINES, INC., a Delaware corporation (the "Guarantor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of an issue of 4.25% Senior Convertible Notes due 2023 (the "Securities") having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Securities, when the Securities are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company and the Guarantor, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01      Definitions.

                  "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shortest of:

                  (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

                  (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

                  (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Sections 10.06(c), 10.07 or 10.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

                  In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.06(a), (b), (d) or (e) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

                  "Board of Directors" means either the board of directors of the Company, the Executive Committee or any other duly authorized committee of such board.

                  "Business Day" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized to close.

                  "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

                  "Common Stock" shall mean the shares of Common Stock, $1.00 par value per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

                  "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Company Order" and "Company Request" mean, respectively, a written order or request signed in the name of the Company by the Chairman of the Board, the Vice Chairman, the President, any Executive Vice President or any Senior Vice President, signing alone, or by any Vice President signing together with the Treasurer, any Assistant Treasurer, the Corporate Secretary or any Assistant Secretary of the Company.

                  "Conversion Price" means, as of any date of determination, $1,000 divided by the Conversion Rate in effect on such date.

                  "Corporate Trust Office" means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, 9th Floor, Wilmington, DE 19890 or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Company).

                  "Debt" means with respect to the Company or the Guarantor, as applicable, at any date, without duplication, indebtedness for borrowed money.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means DTC, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

                  "DTC" means The Depository Trust Company, a New York corporation, and any successors and assigns.

                  "Employee Benefit Plan" means any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) and any Person holding common equity of the Company or the Guarantor pursuant to the terms of any such employee benefit plan.

                  "Ex-Dividend Time" means the time immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

                  "Global Securities" means any of the Securities that are in the form of the Security attached hereto as Exhibit A-1 that bear the Legend set forth in Section 2.01(c), and to the extent that such Securities are required to bear the Legend required by Section 2.06, such Securities will be in the form of a 144A Global Security.

                  "Guarantee" means the guarantee of the Securities by the Guarantor in accordance with the provisions of Article 12.

                  "Guarantor" means the party named as the "Guarantor" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                  "Interest Payment Date" means March 23 and September 23 of each year during the term of the Securities.

                  "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

                  "Non-Global Securities" means any Securities that are not Global Securities.

                  "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice

President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company or the Guarantor, as applicable.

                  "Officers' Certificate" means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any Officer, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by the principal executive, financial or accounting Officer of the Company but need not contain the information specified in Sections 13.04 and 13.05.

                  "Opinion of Counsel" means a written opinion from legal counsel who may be (i) the senior attorney employed by the Company, (ii) Debevoise & Plimpton or (iii) any other counsel designated by the Company and who is reasonably acceptable to the Trustee.

                  "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

                  "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

                  "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibit A-1 of this Indenture.

                  "Rule 144" means Rule 144 under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

                  "Sale Price" of Capital Stock on any trading day means (a) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the New York Stock Exchange or such other United States national securities exchange on which the Capital Stock is listed or, if the Capital Stock is not listed on a United States national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or (b) in the absence of such quotation, such price as the Company shall determine on the basis of such quotations as the Company considers appropriate.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities" or "Notes" means any of the Company's 4.25% Senior Convertible Notes due 2023, as amended or supplemented from time to time, issued under this Indenture.

                  "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

                  "Special Record Date" means, with respect to the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 11.02.

                  "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which final payment of the principal amount of such Security is due and payable.

                  "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or
(y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent that any such amendment requires that the TIA, as so amended, apply to trust indentures entered into prior to the effective date of such amendment, the TIA as so amended.

                  "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 10.07 or 10.08 applies and (ii) the Ex-Dividend Time.

                  "Trading Day" or "trading day" means any day on which the New York Stock Exchange is open for trading or, if the Common Stock is admitted for trading or quoted on the National Association of Securities Dealers Automated Quotation System, a day on which trades may be made on such market, or if the Common Stock is not so listed, admitted for trading or quoted, any Business Day.

                  "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  SECTION 1.02      Other Definitions.

Term                                                       Defined in Section
----                                                       ------------------
"Act"...................................................       1.05(a)
"Agent Members".........................................       2.12(f)
"Bankruptcy Law"........................................       6.01
"beneficial owner"......................................       3.09(a)
"cash"..................................................       3.08(b)
"Change in Control".....................................       3.09(a)
"Change in Control Company Notice"......................       3.09(b)
"Change in Control Notice Date".........................       3.09(b)
"Change in Control Purchase Date".......................       3.09(a)
"Change in Control Purchase Notice".....................       3.09(c)
"Change in Control Purchase Price"......................       3.09(a)
"Company Notice"........................................       3.08(e)
"Company Notice Date"...................................       3.08(e)
"Conversion Agent"......................................       2.03
"Conversion Date".......................................       10.02
"Conversion Rate".......................................       10.01
"Custodian".............................................       6.01
"Defaulted Interest"....................................       11.02
"Event of Default"......................................       6.01
"Exchange Act"..........................................       3.08(d)
"Expiration Date".......................................       1.05(e)
"Expiration Time".......................................       10.08
"Institutional Accredited Investors"....................       2.01(b)

Term                                                       Defined in Section
----                                                       ------------------
"Legal Holiday".........................................       13.09
"Legend"................................................       2.06(f)
"Market Price"..........................................       3.08(d)
"Notice of Default".....................................       6.01
"Paying Agent"..........................................       2.03
"Protected Purchaser"...................................       2.07
"Purchase Date".........................................       3.08(a)
"Purchase Notice".......................................       3.08(a)
"Purchase Option".......................................       2.02
"Purchase Price"........................................       3.08(a)
"Purchased Shares"......................................       10.08
"QIBs"..................................................       2.01(a)
"Registrar".............................................       2.03
"Regular Record Date"...................................       11.01
"Rights"................................................       10.19
"Rights Agreement"......................................       10.19
"Rule 144A Information".................................       4.06
"Securities Act"........................................       3.08(d)
"Special Record Date"...................................       11.02

                  SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

                  (1)      a defined term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including, without limitation; and

                  (5) words in the singular include the plural, and words in the plural include the singular.

                  SECTION 1.05      Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution (or electronic delivery) thereof. When such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Securities shall be proved by the register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite amount of outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite amount of outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in
Section 13.02.

                  With respect to any record date set pursuant to this Section 1.05, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Trustee, and to each Holder in the manner set forth in Section 13.02 on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

                  (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

                                   ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.01 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

                  (a) 144A Global Securities. Securities offered and sold within the United States to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                  (b) Global Securities in General. Except as provided in this Section 2.01 or Section 2.06 or 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Non-Global Securities in certificated form and must exercise any rights in respect of their interests, including any right to convert or require purchase of their interests in the Securities, in accordance with the Applicable Procedures. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, transfers, and conversions.

                  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                  (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for such Depositary and (c) shall bear legends substantially to the following effect:

                  "UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS GLOBAL SECURITY."

                  (d) Non-Global Securities. Non-Global Securities will be issued in certificated form substantially in the form of Exhibit A-1 attached hereto but without the Legend set forth in Section 2.01(c).

                  (e) U.S. Tax Legend. All Securities shall bear the following legend:

                  "THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF

                  SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR SUCH PURPOSES, THE ISSUE PRICE OF THIS SECURITY IS $980 PER $1,000 OF PRINCIPAL AMOUNT; THE AMOUNT OF OID IS $20 PER $1,000 OF PRINCIPAL AMOUNT; THE ISSUE DATE IS SEPTEMBER 23, 2003; THE MATURITY DATE IS CONSIDERED TO BE SEPTEMBER 23, 2008; AND THE YIELD TO MATURITY THROUGH SEPTEMBER 23, 2008 IS 4.70% PER ANNUM, CALCULATED ON A SEMIANNUAL BOND EQUIVALENT BASIS."

                  (f) ERISA Legend. All Securities shall bear the following legend:

                  "ANY PERSON ACQUIRING OR ACCEPTING A SECURITY OR AN INTEREST THEREIN WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO REPRESENT AND WARRANT TO THE COMPANY AND THE TRUSTEE THAT
                  EITHER: (I) NO ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR OF AN EMPLOYEE BENEFIT PLAN OR AN INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL OR CHURCH PLAN, OR ANY TRUST ESTABLISHED UNDER SUCH PLAN OR ACCOUNT, HAVE BEEN USED TO PURCHASE A SECURITY OR AN INTEREST THEREIN, OR (II) THE PURCHASE AND HOLDING OF SECURITIES OR INTERESTS THEREIN BY SUCH PERSON IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY PROVISIONS OF STATE OR FEDERAL LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS."

                  SECTION 2.02 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

                  Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                  The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $300,000,000.00 upon a Company Order without any further action by the Company, provided that, if the Company sells any Securities pursuant to the purchase option (the "Purchase Option") granted pursuant to Section 2(b) of the Purchase Agreement, dated September 17, 2003, among the Company and Citigroup Global Markets Inc., the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $300,000,000.00 plus up to $50,000,000.00 aggregate principal amount of Securities sold pursuant to the Purchase Option, in each case, if relevant, upon a Company Order without any further action by the Company. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

                  The Securities shall be issued only in registered form without coupons and only in principal denominations of $1,000 and any integral multiple thereof.

                  SECTION 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent, including any named pursuant to Section 4.05. The term "Conversion Agent" includes any additional conversion agent, including any named pursuant to Section 4.05.

                  The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent or Conversion Agent (that is not also the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

                  The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

                  SECTION 2.04 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, not later than 11:30 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (that is not also the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by such Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, such Paying Agent shall have no further liability for such money or Common Stock.

                  SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on June 1 and December 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, any other obligor, the Trustee and any agent of any of them shall be held accountable by reason of the disclosure of any such list of the names and addresses of Securityholders, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 2.06      Transfer and Exchange. Subject to Section
2.12 hereof,

                  (a) Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 and satisfaction of the applicable requirements set forth in Section 2.12(b), the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

                  At the option of the Holder, Non-Global Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, and upon surrender of the Securities to be exchanged and satisfaction of the requirements set forth in Section 2.12(b)(3), the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                  (b) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                  (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

                  (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

                  (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                  (f) (x) If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibit A-1 setting forth such restrictions (collectively, the "Legend"), the Securities so issued shall bear the Legend, or (y) if a request is made to remove the Legend on a Security, the Legend shall not be removed, as the case may be, unless in each case there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, which counsel is reasonably satisfactory to the Company and the Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not "restricted" within the meaning of Rule 144. Upon
(i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its reasonable best efforts to reinstate the Legend.

                  The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.07 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company, the Guarantor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Guarantor and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Company or the Trustee that such Security has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code (a "Protected Purchaser"), the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                  Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, its agents and counsel) connected therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.08 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.07 and delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

                  If a Security is replaced pursuant to Section 2.07, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a Protected Purchaser unaware that such Security has been replaced, in which case the replacement security shall be deemed not to be outstanding.

                  If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities (including Common Stock), if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding, interest on such Securities shall cease to accrue and all other rights of the Holder shall terminate other than the right of such Holder to receive payment for such Security upon delivery of such Security in accordance with the terms of this Indenture; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

                  If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

                  SECTION 2.09 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to the Company or any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee.

                  SECTION 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof or interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities held by the Depositary, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests or for the performance by the Depositary or any direct or indirect participant of the Depositary of their respective obligations under the rules, regulations, and procedures creating and affecting the Depositary and its operations or any other statutory, regulatory, contractual, or customary procedures governing their operations.

                  SECTION 2.12      Transfer of Securities.

                  (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(b)(1),
(B) transfer of a beneficial interest in a Global Security for a Non-Global Security shall comply with Section 2.06 and Section 2.12(b)(2) below, (C) transfers of a Non-Global Security shall comply with Section 2.06 and Section 2.12(b)(3), (D) transfers of a Non-Global Security for a beneficial interest in a Global Security shall comply with Section 2.06 and Section 2.12(b)(4) below and (E) transfers of beneficial interests in Global Securities shall be made in accordance with Section 2.12(b)(5) below.

                  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.

                  (b)      Transfer Requirements.

                  (1) Restrictions on Transfers of Global Securities. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary, and no such transfer to any such other Person may be registered; provided that this Section 2.12(b)(1) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. Nothing in this Section 2.12(b)(1) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(b).

                  (2) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Non-Global Security. A beneficial interest in a Global Security may not be exchanged for a Non-Global Security except pursuant to Section 2.12(f)(1)(ii) and (iii) and upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Non-Global Security in the form satisfactory to the Trustee, together with:

                           (i) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B;

                           (ii) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                           (iii) if the Company or Registrar so requests, an opinion of counsel, which counsel is reasonably acceptable to the Company and the Registrar, or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be decreased by the aggregate principal amount of the Non-Global Security to be issued, shall authenticate and deliver such Non-Global Security and shall instruct the Depositary to debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Non-Global Security so issued.

                  (3) Transfer and Exchange of Non-Global Securities. When Non-Global Securities are presented to the Registrar with a request:

                           (x) to register the transfer of such Non-Global Securities; or

                           (y) to exchange such Non-Global Securities for an equal principal amount of Non-Global Securities of other authorized denominations,

         the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Non-Global Securities surrendered for registration of transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                           (ii) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or, if being transferred pursuant to clause
                  (A), (B) or (C) below, are accompanied by the additional information and documents specified in each clause, as applicable:

                                    (A)      if such Non-Global Securities are
                           being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                                    (B)      if such Non-Global Securities are
                           being transferred to the Company, a certification to that effect; or

                                    (C)      if such Non-Global Securities are
                           being transferred pursuant to an exemption from registration (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and
                           (ii) if the Company or Registrar so requests, an opinion of counsel, which counsel is reasonably acceptable to the Company and the Registrar, or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

                  (4) Restrictions on Transfer of a Non-Global Security for a Beneficial Interest in a Global Security. A Non-Global Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Non-Global Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                           (i) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Non-Global Security is being transferred to a QIB in accordance with Rule 144A; and

                           (ii) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Non-Global Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Non-Global Security to be exchanged, and shall instruct the Depositary to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Non-Global Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                  (5) Restrictions on Transfer of a Beneficial Interest in a Global Security. Transfers of beneficial interests in a Global Security shall only be effected through the Depositary in accordance with this Indenture and the Applicable Procedures therefor.

                  (c) Subject to the succeeding Section 2.12(d), every Security shall be subject to the restrictions on transfer provided in the Legend including the requirement of the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                  (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to transfers thereof under paragraph
(k) of Rule 144. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company, the Trustee and the Registrar and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                  (e) As used in Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                  (f) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(b)(1), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company elects to discontinue use of the system of book-entry transfer through DTC (or any successor depositary), or (iii) an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to subclause
         (i) of this clause (1) shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (ii) of this clause (1) may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                  (4) In the event of the occurrence of any of the events specified in clause (1)(ii) or (iii) above, the Company will promptly make available to the Trustee a reasonable supply of Non-Global Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or under any such Global Security, and the Depositary may be treated by the Company, the Trustee, the Registrar, the Paying Agent and any agent of the Company, the Trustee, the Registrar or the Paying Agent as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor or the Trustee or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                  SECTION 2.13 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers known to an Officer of the Company.

                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

                  SECTION 3.01 Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. Prior to September 23, 2008, the Company cannot redeem the Securities. Beginning on September 23, 2008, the Company may redeem the Securities for cash in whole at any time, or in part from time to time. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and the amount of accrued and unpaid interest, if any, payable on the Redemption Date.

                  The Company shall give the notice to the Trustee provided for in this Section 3.01, at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

                  SECTION 3.02 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

                  Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                  SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2) the Redemption Price and accrued and unpaid interest, if any, payable on the Redemption Date;

                  (3)      the Conversion Rate;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

                  (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

                  (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid interest, if any;

                  (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and principal amounts of the particular Securities to be redeemed;

                  (9) that, unless the Company defaults in making payment of such Redemption Price and any interest which is due and payable, interest will cease to accrue on and after the Redemption Date;

                  (10)     the CUSIP number of the Securities; and

                  (11)     any other information the Company wants to present.

                  At the Company's request, the Trustee shall give the notice of redemption to Holders in the Company's name and at the Company's expense, provided that the Company makes such request at least five Business Days (unless a shorter period shall be reasonably satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

                  SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid interest, if any, to but not including the date of redemption) stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon the later of the Redemption Date and surrender to the Paying Agent, such Securities shall be paid at the Redemption Price (together with accrued and unpaid interest, if any, to but not including the date of redemption) stated in the notice.

                  SECTION 3.05 Deposit of Redemption Price. Prior to 11:30 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid interest to but not including the date of redemption with respect to, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted in accordance with this Indenture. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company or a Subsidiary or an Affiliate of either of them in trust and is not required for such purpose it shall be discharged from such trust.

                  SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

                  SECTION 3.07 Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 11:30 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid interest with respect to, such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Prices of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                  SECTION 3.08      Purchase of Securities at Option of the
Holder.

                  (a) General. Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of each September 23, 2008, 2013 and 2018 (each, a "Purchase Date"), at a purchase price equal to the principal amount thereof plus accrued and unpaid interest, if any, to the Purchase Date (the "Purchase Price"), at the option of the Holder thereof, upon the satisfaction of all of the following:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the second Business Day immediately preceding such Purchase Date stating:

                           (A) if certificated shares have been issued, the certificate number of the Security which the Holder will deliver to be purchased,

                           (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or an integral multiple thereof,

                           (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture, and

                           (D)      in the event the Company elects, pursuant to
                  Section 3.08(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock, as set forth in Section 3.08(d), is not satisfied prior to the close of business on such Purchase Date, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the principal amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery or book entry transfer of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

                  If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.08.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) Company's Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.08(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d), as applicable. The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages or amounts of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section
3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders of Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.08(b) or pursuant to Section 3.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

                  At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (1)      the manner of payment selected by the Company,

                  (2)      the information required by Section 3.08(e),

                  (3) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.08(d) have been or will be complied with, and

                  (4) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

                  (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given and not withdrawn, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities.

                  (d) Payment by Issuance of Common Stock. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. If a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                  Upon a payment by Common Stock pursuant to the terms hereof, that portion of accrued and unpaid interest, if any, attributable to the period from the Issue Date to the Purchase Date with respect to the purchased Security shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder through the delivery of the Common Stock in exchange for the Security being purchased pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payments in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the accrued and unpaid interest, if any, through the Purchase Date, and the balance, if any, of the fair market value of such shares of Common Stock shall be treated as issued in exchange for the principal amount of the Security being purchased pursuant to the provisions hereof.

                  The Company's right to exercise its election to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                  (2) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the New York Stock Exchange or if the Common Stock is not then listed on the New York Stock Exchange, on such other United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System;

                  (3) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

                  (4) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (5) the receipt by the Trustee of (A) an Officers' Certificate stating that the terms of the issuance of the Common Stock are in conformity with this Indenture and that conditions (1), (2), (3) and (4) above and the condition set forth in the second succeeding sentence have been satisfied and (B) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights under applicable state law or material contracts.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Common Stock on each trading day during the period for which the Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

                  The "Market Price" of the Common Stock means the average of the Sale Prices of the Common Stock for the five trading day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date (or Change in Control Purchase Date, as applicable) is a trading day or, if not, then on the last trading day prior to such third Business Day) prior to the applicable Purchase Date (or Change in Control Purchase Date, as applicable), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date (or Change in Control Purchase Date, as applicable), of any event described in Section 10.06, 10.07 or 10.08; subject, however, to the conditions set forth in Sections 10.09 and 10.10.

                  (e) Notice of Election. The Company's notice of election to purchase with cash or Common Stock or any combination thereof (the "Company Notice") shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 13.02 no later than 20 days prior to the Purchase Date (the "Company Notice Date"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

                  In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (2) set forth the method of calculating the Market Price of the Common Stock; and

                  (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                  In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                  (i)      the Purchase Price and the Conversion Rate;

                  (ii) whether the Company will pay the Purchase Price in cash or in Common Stock or any combination thereof, specifying the percentage of each;

                  (iii) the name and address of the Paying Agent and the Conversion Agent;

                  (iv) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (v) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price;

                  (vi) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (v);

                  (vii) the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

                  (viii) briefly, the conversion rights of the Securities and that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

                  (ix) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(a)(1)(D) or Section 3.10);

                  (x) that, unless the Company defaults in making payment of such Purchase Price, interest on Securities surrendered for purchase will cease to accrue on and after the Purchase Date; and

                  (xi)     the CUSIP number of the Securities.

                  At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 principal amount of Securities, the Company will issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information and publish such determination on the Company's web site on the World Wide Web or through such other public medium as the Company may use at that time.

                  (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

                  (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

                  (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.09 Purchase of Securities at Option of the Holder upon Change in Control.

                  (a) If there shall have occurred a Change in Control as defined below, Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest, if any (the "Change in Control Purchase Price"), as of the date selected by the Company that is no later than 30 Business Days after the occurrence of the Change in Control but in no event prior to the date on which such Change in Control occurs (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

                  A "Change in Control" means the occurrence of any of the following after the Securities are originally issued pursuant to this Indenture:

                  (1) any "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, any subsidiary of the Company or the Guarantor, or any Employee Benefit Plan of the Company, the Guarantor, or any of their respective subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Company's common equity representing more than 50% of the voting power of the Company's common equity entitled to vote generally in the election of directors;

                  (2) any "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, any subsidiary of the Company or the Guarantor, or any Employee Benefit Plan of the Company, the Guarantor or any of their respective subsidiaries, becomes (whether by purchase, share exchange, consolidation, merger or otherwise) the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Guarantor's common equity representing more than 50% of the voting power of the Guarantor's common equity entitled to vote generally in the election of directors; provided, however, that if such person or group became such a direct or indirect "beneficial owner" of the Guarantor's common equity as a result of a transaction involving the Company that does not otherwise constitute a change in control under this provision, then any beneficial ownership of the Guarantor's common stock by such person or group shall not be a change in control under this clause (2);

                  (3) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Company's Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of either the Company and its subsidiaries, taken as a whole, or the Guarantor and its subsidiaries, taken as a whole, to any person other than the Company, the Guarantor or one or more of subsidiaries of the Company or the Guarantor; provided, however, that a transaction where the holders of the Company's or the Guarantor's common equity immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a change in control;

                  (4) during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new director whose election by the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason (other than death or disability) to constitute a majority of the directors then in office; or

                  (5) during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Guarantor's Board of Directors (together with any new director whose election by the Guarantor's Board of Directors or whose nomination for election by the Guarantor's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason (other than death or disability) to constitute a majority of the directors then in office.

                  A Change in Control will not be deemed to have occurred in respect of any of the foregoing, however, if either:

                  (i) the Sale Price of the Common Stock of the Company for any five Trading Days within the 10 consecutive Trading Days ending immediately before the later of the Change in Control or the public announcement thereof equals or exceeds 105% of the Conversion Price of the Securities in effect immediately before the Change in Control or the public announcement thereof; or

                  (ii) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Change in Control consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a change in control (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the Securities become convertible into such publicly traded securities, excluding cash payments for fractional shares.

                  For purposes of the above paragraph, the term capital stock of any person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

                  (b) Change in Control Company Notice. Within 15 Business Days after the occurrence of a Change in Control (the "Change in Control Notice Date"), the Company shall mail a written notice of Change in Control (the "Change in Control Company Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

                  (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

                  (3)      the Change in Control Purchase Date;

                  (4)      the Change in Control Purchase Price;

                  (5) whether the Company will pay the Change in Control Purchase Price in cash or in Common Stock or any combination thereof, specifying the percentage of each;

                  (6) if the Company will pay the Change in Control Purchase Price (or a specified percentage thereof) with Common Stock, the method of calculating the Market Price of the Common Stock;

                  (7) if the Company will pay the Change in Control Purchase Price with Common Stock, that because the Market Price of Common Stock will be determined prior to the Change in Control Purchase Date, Holders will bear the market risk with respect to the value of Common Stock to be received from the date such Market Price is determined to the Change in Control Purchase Date;

                  (8) the name and address of the Paying Agent and the Conversion Agent;

                  (9) the Conversion Rate and any adjustments thereto resulting from the Change in Control;

                  (10) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (11) that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

                  (12) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (11);

                  (13) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

                  (14)     briefly, the conversion rights of the Securities;

                  (15) the procedures for withdrawing a Change in Control Purchase Notice;

                  (16) that, unless the Company defaults in making payment of such Change in Control Purchase Price on Securities surrendered for purchase, interest on Securities surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

                  (17)     the CUSIP number of the Securities.

                  (c) Change in Control Purchase Notice. A Holder may exercise its rights specified in Section 3.09(a) upon satisfaction of the following:

                  (1) delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the second business day prior to the Change in Control Purchase Date, stating:

                           (A) if certificated Securities have been issued, the certificate number of the Security which the Holder will deliver to be purchased;

                           (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

                           (C) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture; and

                           (D)      in the event the Company elects, pursuant to
                  Section 3.09(f), to pay the Change in Control Purchase Price to be paid as of such Change in Control Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Change in Control Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Change in Control Purchase Price in Common Stock, as set forth in Section 3.09(d), is not satisfied prior to the close of business on such Change in Control Purchase Date, whether such Holder elects (i) to withdraw such Change in Control Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the principal amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change in Control Purchase Price for all Securities (or portions thereof) to which such Change in Control Purchase Notice relates; and

                  (2) the delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this
         Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice, as determined by the Company.

                  If a Holder, in such Holder's Change in Control Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.09(c)(1), such Holder shall be deemed to have elected to receive cash in respect of the Change in Control Purchase Price for all Securities subject to such Change in Control Purchase Notice in the circumstances set forth in such clause (D).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase

Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.09.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  The Company shall not be required to comply with this Section
3.09 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance with this Section 3.09 and repurchases all Securities for which a Change in Control Purchase Notice shall be delivered and not withdrawn.

                  (d) Company's Right to Elect Manner of Payment of Change in Control Purchase Price. The Securities to be purchased pursuant to Section 3.09(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.09(e) and (f), as applicable. The Company shall designate, in the Change in Control Company Notice delivered pursuant to Section 3.09(b), whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages or amounts of the Change in Control Purchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.09 shall receive the same percentage of cash or Common Stock in payment of the Change in Control Purchase Price for such Securities, except (i) as provided in Section 3.09(f) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders of Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Change in Control Company Notice to Securityholders except pursuant to this Section 3.09 or pursuant to Section 3.09(f) in the event of a failure to satisfy, prior to the close of business on the

Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

                  At least three Business Days before the Change in Control Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (1)      the manner of payment selected by the Company,

                  (2)      the information required by this Section 3.09(b),

                  (3) if the Company elects to pay the Change in Control Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in this Section
         3.09 have been or will be complied with, and

                  (4) whether the Company desires the Trustee to give the Change in Control Company Notice required by Section 3.09(b).

                  (e) Purchase with Cash. On each Change in Control Purchase Date, at the option of the Company, the Change in Control Purchase Price of Securities in respect of which a Change in Control Purchase Notice pursuant to Section 3.09(c) has been given and not withdrawn, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Change in Control Purchase Price of such Securities.

                  (f) Payment by Issuance of Common Stock. On each Change in Control Purchase Date, at the option of the Company, the Change in Control Purchase Price of Securities in respect of which a Change in Control Purchase Notice pursuant to Section 3.09(c) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained in dividing (i) the Change in Control Purchase Price (less any amounts paid in cash) by (ii) 97 1/2% of the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company will not issue a fractional share of Common Stock in payment of the Change in Control Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                  Upon a payment by Common Stock pursuant to the terms hereof, that portion of accrued and unpaid interest, if any, attributable to the period from the Issue Date to the Change in Control Purchase Date with respect to the purchased Security shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder through the delivery of the Common Stock in exchange for the Security being purchased pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payments in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the accrued and unpaid interest, if any, through the Change in Control Purchase Date, and the balance, if any, of the fair market value of such shares of Common Stock shall be treated as issued in exchange for the principal amount of the Security being purchased pursuant to the provisions hereof.

                  The Company's right to exercise its election to purchase the Securities pursuant to this Section 3.09 through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the Company's not having given its Change in Control Company Notice of an election to pay entirely in cash and its giving of timely Change in Control Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                  (2) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the New York Stock Exchange or if the Common Stock is not then listed on the New York Stock Exchange, on such other United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System;

                  (3) the registration of the shares of Common Stock to be issued in respect of the payment of the Change in Control Purchase Price under the Securities Act or the Exchange Act, in each case, if required;

                  (4) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (5) the receipt by the Trustee of (A) an Officers' Certificate stating that the terms of the issuance of the Common Stock are in conformity with this Indenture and that conditions (1), (2), (3) and (4) above and the condition set forth in the second succeeding sentence have been satisfied and (B) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Change in Control Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Change in Control Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights under applicable state law or material contracts, and, in the case of such Officers' Certificate, stating that conditions to the issuance of shares of Common Stock have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Common Stock on each trading day during the period for which the Market Price is calculated. The Company may pay the Change in Control Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.09 through the issuance of shares of Common Stock, the Company shall pay the entire Change in Control Purchase Price of the Securities of such Holder or Holders in cash.

                  (g) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holders' name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.10 Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or

Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                  (1) if certificated Securities have been issued, the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

                  (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Purchase Notice or Change in Control Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(a)(1)(D) and Section 3.09(c)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and Section 3.09(c)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any Securities pursuant to
Section 3.08 or 3.09 (other than through the issuance of Common Stock in payment of the Purchase Price or Change in Control Purchase Price, as the case may be, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid interest with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  SECTION 3.11 Deposit of Purchase Price or Change in Control Purchase Price. Prior to 11:30 a.m., New York City time, on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business
Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be. If the Paying Agent holds money or Common Stock sufficient to pay the Purchase Price or Change in Control Purchase Price, as applicable, of such Security or portion thereof on the Business Day following the Purchase Date or Change in Control Purchase Date, as applicable, in accordance with the terms of the Indenture, then at the close of business on the Purchase Date or Change in Control Purchase Date, as applicable, such Security or portion thereof will cease to be outstanding and interest on such Security or portion thereof will cease to accrue, whether or not such Security or portion thereof is delivered to the Paying Agent. Thereafter, all other rights of the Holder shall terminate, other than the right to receive the Purchase Price or Change in Control Purchase Price upon delivery of such Security.

                  SECTION 3.12 Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

                  SECTION 3.13 Repayment to the Company. The Trustee and the Paying Agent shall promptly return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 13 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

                  SECTION 3.14 Termination of Right to Pay in Common Stock. Notwithstanding anything to the contrary in the Securities or the Indenture or otherwise, the Company in its sole discretion may elect to terminate its right to pay in Common Stock, in whole or in part, with respect to any purchase, repurchase or redemption of any Security (or portion thereof) by providing a notice to the Trustee of such election.

                                   ARTICLE 4

                                   COVENANTS

                  SECTION 4.01 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:30 a.m., New York City time on the payment date, by the Company. Principal, interest, Redemption Price, Purchase Price and Change in Control Purchase Price shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

                  The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

                  SECTION 4.02 SEC and Other Reports. The Company shall deliver to the Trustee, within 30 days after it files the same with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each calendar year of the Company (beginning with the calendar year ending on December 31, 2003) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  SECTION 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  SECTION 4.05 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

                  SECTION 4.06 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock which are restricted securities issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                  SECTION 4.07 Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an "Issuer Tender Offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall to the extent applicable (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections
3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

                  SECTION 5.01 Consolidation, Merger or Sale of Assets Permitted. The Company covenants that it will not merge or consolidate with or into any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

                  (a) the successor (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the assets of the Company are sold, conveyed or transferred (A) shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (B) shall expressly assume by supplemental indenture executed and delivered to the Trustee the due and punctual payment of all amounts with respect to the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and obligations of the Company under the Securities and this Indenture; and

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer and, if a supplemental indenture is required under clause (a)(B) above in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  SECTION 5.02 Succession by Successor Corporation. In case of any such merger, consolidation, sale, conveyance or other disposition and upon any such assumption of the obligations of the Company by a successor as provided in Section 5.01, such successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 9.06, the Company, the Guarantor, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                  SECTION 5.03 Evidence to be Furnished Trustee. The Trustee may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article 5.

                  SECTION 5.04 Merger or Consolidation of Guarantor. The Guarantor shall not consolidate with or merge into any Person or sell, convey, or transfer its properties and assets substantially as an entirety to another Person unless the surviving Person assumes the obligation of the Guarantor and the surviving Person is organized and existing under the laws of the United States, any state thereof or the District of Columbia. In the event of the assumption by a successor Person of the obligations of the Guarantor as provided in the immediately preceding sentence, such successor Person shall succeed to and be substituted for the Guarantor hereunder and under the Guarantee and all obligations of the Guarantor under the Indenture and the Guarantee shall terminate.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

                  SECTION 6.01 Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in payment of any interest when due under the Securities and such default continues for 30 days;

                  (2) the Company defaults in the payment of the principal amount at the Stated Maturity, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security, in each case when the same becomes due and payable;

                  (3) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (1) and (2) above) and the Company fails to cure (or obtain a waiver of) such failure for 60 days after receipt by the Company of a Notice of Default as set forth in the last paragraph of this Section 6.01;

                  (4) default by the Company or the Guarantor with respect to any Debt, whether such Debt now exists or is created later, which default results in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the aggregate principal amount of such Debt so accelerated exceeds $50,000,000, and such acceleration has not been rescinded or annulled within a period of 10 days after receipt by the Company of a Notice of Default as set forth in the last paragraph of this Section 6.01; provided, however, that if any such default shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

                  (5) the Guarantee ceases to be in full force and effect or is declared null and void or the Guarantor denies that it has any further liability under the Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Securities then outstanding;

                  (6) the Company or the Guarantor pursuant to or under or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case or proceeding;

                           (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                           (D) makes a general assignment for the benefit of its creditors.

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or the Guarantor in an involuntary case or proceeding, or adjudicates the Company or the Guarantor insolvent or bankrupt;

                           (B) appoints a Custodian of the Company or the Guarantor or for all or substantially all of its respective property; or

                           (C) orders the winding up or liquidation of the Company or the Guarantor;

         and the order or decree remains unstayed and in effect for 90 days.

                  "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (3) or clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) or clause (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) in respect of the Company or the Guarantor) occurs and is continuing, either the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount and all accrued and unpaid interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount, and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in
Section 6.01(6) or (7) occurs in respect of the Company or the Guarantor and is continuing, the principal amount, and accrued and unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may rescind any acceleration of the Securities and its consequences if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of the principal amount, and accrued and unpaid interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount, and accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. Except as set forth in Section 2.07 hereof, no remedy is exclusive of any other remedy. To the extent permitted by applicable law, all available remedies are cumulative.

                  SECTION 6.04 Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.06 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

                  SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal, interest, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

                  SECTION 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

                  SECTION 6.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, to the extent permitted by applicable law, the Trustee (irrespective of whether the principal amount, interest, Redemption Price, Purchase Price or Change in Control Purchase Price shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of the principal, interest, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

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

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal, interest, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                  THIRD: the balance, if any, to the Company or, to the extent the Trustee has collected any amounts pursuant to the Guarantee from the Guarantor, to the Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.12 Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal, interest, Redemption Price, Purchase Price or Change in Control Purchase Price, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.01 Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

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

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this
Section 7.01.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                  SECTION 7.02 Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, subject also to its duties and responsibilities under the TIA:

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

                  (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) the Trustee may consult with counsel selected by it and any advice or opinion of such counsel shall be full and complete authorization and protection

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

         in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any costs, expenses and liabilities which may be incurred therein or thereby;

                  (g) any request or direction of the Company mentioned herein may be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

                  (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it

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

were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

                  SECTION 7.04 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                  SECTION 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Securityholder notice of the Default or Event of Default, as applicable, within 90 days after such Responsible Officer obtains knowledge of such Default or Event of Default, as applicable, unless such Default or Event of Default, as applicable, shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default, as applicable, described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

                  SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required to do so by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

                  SECTION 7.07 Compensation and Indemnity. The Company agrees:

                  (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be

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

         limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee or any predecessor, Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by any Holder or any other Person (other than the Company)) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  To secure the Company's payment obligations in this Section 7.07, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal, interest, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, on particular Securities.

                  The Company's payment obligations pursuant to this Section
7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or(7), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.08 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10;

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

                  (b)      the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver or public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

                  SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

                  SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship

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

listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

                  SECTION 8.01 Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company or the Guarantor irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent cash or, if expressly permitted by the terms of the Securities or the Indenture, Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company or the Guarantor pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

                  SECTION 8.02 Repayment to the Company or the Guarantor. The Trustee, the Paying Agent and the Conversion Agent shall return to the Company, or to the extent the Trustee collects any amount pursuant to the Guarantee from the Guarantor, to the Guarantor upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company or the Guarantor, as the case may be, Holders entitled to the money or securities must look to the Company or the Guarantor for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                    ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.01 Without Consent of Holders. The Company, the Guarantor and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

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

                  (1) to cure any ambiguity, omission, defect or inconsistency in the Securities or this Indenture;

                  (2) to evidence a successor to the Company or the Guarantor, and the assumption by that successor of the Company's or the Guarantor's obligations under the Indenture, the Securities or the Guarantee, as applicable, or otherwise to comply with Article 5 or
         Section 10.14;

                  (3) to secure the Company's obligations under the Securities and this Indenture;

                  (4)      to add any additional Events of Default;

                  (5)      to increase the Conversion Rate;

                  (6) to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company;

                  (7) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities and the shares of Common Stock issuable upon conversion of the Securities under the Securities Act;

                  (8) to make any change that does not materially adversely affect the rights of any Holders (it being understood that any amendment described in clause (1) above made solely to conform this Indenture to the final offering memorandum provided to investors in connection with the initial offering of the Securities will be deemed not to materially adversely affect the rights or interests of Holders);

                  (9) to add or change any provisions to such extent as is necessary to permit or facilitate the issuance and trading of global securities;

                  (10) to evidence and provide for the acceptance of the appointment under this Indenture of separate or successor Trustees;

                  (11) to make any change that would provide any additional rights or benefits to Securityholders; or

                  (12) to modify the restrictions on, and procedures for, resale and other transfers of the Securities or the shares of Common Stock issuable upon conversion of the Securities pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.

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

                  SECTION 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company, the Guarantor and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

                  (1) reduce the percentage in principal amount of Securities whose Holders must consent to an amendment or modification of this Indenture, waiver of compliance with certain provisions of this Indenture or waiver of Defaults;

                  (2) alter the rate or manner of calculation of interest referred to in Article 11 and paragraph 1 of the Securities or alter the time of payment of interest on any Security;

                  (3) reduce the principal amount with respect to any Security, or change the Stated Maturity of any Security;

                  (4) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security;

                  (5) make any Security payable in money or securities other than as stated in the Security;

                  (6)      make any change to this Section 9.02;

                  (7) make any change that adversely affects the right of a Securityholder to convert any Security;

                  (8) make any change that adversely affects the right of a Securityholder to require the Company to purchase the Securities in accordance with the terms thereof and of this Indenture;

                  (9) impair the right to institute suit for the enforcement of any payment with respect to the Securities or under the Guarantee of the Guarantor, or with respect to the conversion of the Securities; or

                  (10) release the Guarantor from any of its obligations under its Guarantee other than in accordance with the terms of this Indenture.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

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

                  After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                  SECTION 9.03 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

                  SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, consent, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the amendment, consent, waiver or other action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date as of which the amendment, consent, waiver or action is made effective. After an amendment, consent, waiver or action becomes effective, it shall bind every Securityholder.

                  SECTION 9.05 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, as confirmed in a Company Order, to any such supplemental indenture may be prepared and executed by the Company and, if so prepared and executed, shall be authenticated and delivered by the Trustee in exchange for outstanding Securities.

                  SECTION 9.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this
Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                                   CONVERSION

                  SECTION 10.01 Conversion Privilege. A Holder of a Security may convert such Security into Common Stock at any time during the periods and subject to the conditions stated in paragraph 8 of the Securities, subject to the provisions of this Article 10. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of principal amount thereof (the "Conversion Rate") shall be determined in accordance with the provisions of paragraph 8 of the Securities. The initial number of shares of Common Stock issuable upon conversion of a Security per $1,000 of principal amount thereof shall equal 57.61, subject to adjustment.

                  A Holder may convert a portion of the principal amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                  The Trustee (or other Conversion Agent appointed by the Company) shall, on behalf of the Company, determine on a daily basis whether the Securities shall be convertible as a result of the occurrence of an event specified in paragraph 8 of the Securities and, if the Securities shall be convertible, the Trustee (or other Conversion Agent appointed by the Company) shall promptly deliver to the Company and the Trustee (if the Trustee is not the Conversion Agent) written notice thereof. Whenever the Securities shall become convertible pursuant to the foregoing condition, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders of the event triggering such convertibility in the manner provided under the Indenture, and the Company shall use its reasonable best efforts to publish such information on the Company's website and publicly announce such information through Dow Jones & Company, Inc. or Bloomberg Business News. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  SECTION 10.02 Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

                  Subject to and in accordance with Section 10.20, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 10.03. The Company shall determine the number of shares and the amounts of cash (including with respect to any fractional share)

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

determined as described in Section 10.03 and 10.20 and shall set forth such information in an Officers' Certificate delivered to the Conversion Agent. The Conversion Agent shall have no duties under this paragraph unless and until it has received such certificate.

                  The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

                  Holders may surrender a Security for conversion by means of a book-entry delivery in accordance with paragraph 8 of the Security and the regulations of the applicable book-entry facility.

                  No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 10. On conversion of a Security, that portion of accrued and unpaid interest, if any, attributable to the period from the Issue Date of the Security through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock or cash, or combination thereof (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment including cash in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for the accrued and unpaid interest through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Security being converted pursuant to the provisions hereof.

                  If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of the Securities converted.

                  Subject to the provisions of Article 10 and paragraph 8 of the Securities, a Security surrendered for conversion based on (a) the Common Stock price (in accordance with paragraph 8(a) of the Securities), may be surrendered for conversion after

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

September 30, 2003 until the close of business on September 17, 2023, (b) the Security being called for redemption (in accordance with paragraph 8(c) of the Securities), may be surrendered for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time, and (c) the occurrence of certain corporate transactions (in accordance with paragraph 8(e) of the Security) may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction, and if such day is not a Business Day, the next occurring Business Day following such day.

                  Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

                  Securityholders of Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date will receive the semiannual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion at any time after the close of business on such Regular Record Date. Securities surrendered for conversion by a Securityholder during the period from the close of business on any Regular Record Date to the opening of business on the next Interest Payment Date, except for Securities to be redeemed within this period, must be accompanied by payment of an amount equal to the interest that the Securityholder is to receive on the Securities so converted.

                  SECTION 10.03 Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Sale Price of the Common Stock, on the last Trading Day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.

                  SECTION 10.04 Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name.

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

Nothing herein shall preclude the Company from any tax withholding or directing the withholding of any tax required by law or regulations.

                  SECTION 10.05 Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

                  All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

                  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on the New York Stock Exchange or, if shares of Common Stock are then not listed on the New York Stock Exchange, on such other United States securities exchange or United States over-the-counter market on which the Common Stock is then principally listed or quoted.

                  SECTION 10.06 Adjustment for Change in Capital Stock. Except as set forth in Section 10.14, if, after the Issue Date of the Securities, the
Company:

                  (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (c) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock);

                  (d) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (e) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder

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

would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  SECTION 10.07 Adjustment for Rights Issue. Except as set forth in Sections 10.14 and 10.19, if after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula below; provided that if such rights are exercisable only upon the occurrence of a triggering event, then the Conversion Rate will not be adjusted until such triggering event occurs:

                                       R (O + N)
                               R' = ---------------
                                    O + [(N x P)/M]
                  where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.07 is being applied.

                  N = the number of additional shares of Common Stock offered pursuant to the distribution.

                  P = the offering price per share of the additional shares.

                  M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.06(c) applies or (ii) a distribution to which
Section 10.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.07 applies, the fair market value (on the record date for the distribution to which this Section 10.07 applies) of:

                  (1) the Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(c) distribution and

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

                  (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section
         10.08 distribution.

                  The Board of Directors shall determine fair market values for the purposes of this Section 10.07.

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.07 applies. If any shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire (or to the extent such rights, warrants or options are redeemed by the Company, or otherwise cease to be convertible into, to be exchangeable for or to carry any such right to purchase shares), then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

                  No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in a value of R' that is equal to or less than the value of R.

                  SECTION 10.08 Adjustment for Other Distributions.

                  (a) If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any cash, assets (excluding any Capital Stock of a Subsidiary or business unit) or evidence of indebtedness but excluding any dividends and distributions referred to in
Section 10.06 and 10.07, the Conversion Rate shall be adjusted in accordance with the formula:

                                    R x M
                               R' = -----
                                    M - F

                  where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  M = the Average Sale Price, minus, in the case of a distribution to which Section 10.06(c) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this
Section 10.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section
10.08 applies, the fair market value (on the record date for the distribution to which this Section 10.08 applies) of any Capital Stock of the Company

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

distributed in respect of each share of Common Stock in such Section 10.06(c) distribution.

                  F = the fair market value (on the record date for the distribution to which this Section 10.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                  (b) If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

                               R' = R x (1 + F/M)

                  where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  M = the average of the Sale Prices of the Common Stock for the ten (10) trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted (the "Ex-Dividend Date").

                  F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 10.08(b) applies shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Sale Prices of those securities distributed for the ten (10) trading days commencing on and including the fifth trading day after the Ex-Dividend Date.

                  (c) In the case of a tender or exchange offer (but not including any purchases pursuant to a stock buy-back program) made by the Company or any Subsidiary for all or any portion of the Common Stock (excluding any transactions solely involving odd lots of shares of Common Stock) that has expired and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the Expiration Time exceeds the Sale Price per share of Common Stock on the Trading Day next succeeding

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

the Expiration Time, the Conversion Rate shall be increased so that the Conversion Rate shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction:

                  (1) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and

                  (2) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares (including Purchased Shares)) at the Expiration Time multiplied by the Sale Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. "Expiration Time" with respect to a tender offer or exchange offer, means the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. Notwithstanding the foregoing, if the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                  (d)      For purposes of this Section 10.08:

                  (1) the Board of Directors shall determine fair market values for the purposes of this Section 10.08;

                  (2) the adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.08 applies; and

                  (3) in the event that, with respect to any distribution to which this Section 10.08 otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is greater than "M", then the adjustment

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

         provided by this Section 10.08 shall not be made and in lieu thereof the provisions of the last paragraph of Section 10.14 shall apply to such distribution.

                  SECTION 10.09 When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the 1% threshold is met.

                  All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

                  SECTION 10.10 When No Adjustment Required. For the avoidance of doubt, the Conversion Rate shall only be subject to adjustment for the circumstances and in the manner set forth in Sections 10.06, 10.07, 10.08 and
10.12 and for no other event or circumstance.

                  No adjustment need be made for a transaction referred to in
Section 10.06, 10.07, 10.08 or 10.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

                  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  To the extent the Securities become convertible pursuant to this Article 10 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  No adjustment will be made pursuant to this Article 10 that would result, through the application of two or more provisions hereof, in the duplication of any adjustment.

                  SECTION 10.11 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly

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

stating the facts requiring the adjustment and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Company, the Conversion Agent will promptly mail such notice to Securityholders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  SECTION 10.12 Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall file with the Trustee and the Conversion Agent a notice of the increase, and the Conversion Agent will mail such notice to the Securityholders, at the Company's expense. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.06,
10.07 or 10.08.

                  SECTION 10.13 Notice of Certain Transactions. If:

                  (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07 or
         10.08 (unless no adjustment is to occur pursuant to Section 10.09 or 10.10); or

                  (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

                  (c)      there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  SECTION 10.14 Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section
5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person, if other than the Company, obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of

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

securities deliverable upon conversion of Securities is an Affiliate of the successor company, that issuer shall join in the supplemental indenture.

                  The supplemental indenture shall provide that the Holder's right to convert its Security into Common Stock shall be changed into a right to convert such Security into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The successor company shall mail to Securityholders a notice briefly describing the supplemental indenture.

                  If this Section applies, neither Section 10.06 nor 10.07 applies.

                  If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that but for the provisions of the last paragraph of 10.08 would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                  SECTION 10.15 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.03, 10.06, 10.07, 10.08, 10.09, 10.10 or 10.14 is conclusive.

                  SECTION 10.16 Trustee's Adjustment Disclaimer. Except as provided in last paragraph of Section 10.01, the Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure

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

to comply with this Article 10. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section
10.16 as the Trustee.

                  SECTION 10.17 Simultaneous Adjustments. In the event that this
Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06, 10.07 or 10.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06, second, the provisions of Section 10.08 and, third, the provisions of Section 10.07.

                  SECTION 10.18 Successive Adjustments. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

                  SECTION 10.19 Rights Issued in Respect of Common Stock Issued upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 10 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, that all shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"), whether or not such rights have separated from the Common Stock at the time of such conversion. Provided that such Rights Agreement requires that each share of Common Stock issued by the Company (including those that might be issued upon conversion of Securities) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in the Securities or this Article 10, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Securities as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights. Notwithstanding anything to the contrary herein, nothing in this provision is intended to confer on the Common Stock issuable upon conversion of Securities any right that is different than the rights to which all shares of Common Stock of the Company are entitled to receive.

                  SECTION 10.20 Company's Right to Elect to Pay Cash or Common Stock. In lieu of delivery of Common Stock upon notice of conversion of any Securities (for all or any portion of the Securities), the Company may elect to pay Holders surrendering Securities an amount in cash for each $1,000 principal amount equal to the average of the Sale Price of Common Stock for the five consecutive trading days

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

immediately following either (a) the date of notice of election to deliver cash as described below if the Company has not given notice of redemption pursuant to
Section 3.03, or (b) the conversion date if the Company has given notice of redemption specifying that the Company intends to deliver cash upon conversion, in either case such average Sales Price multiplied by the Conversion Rate in effect on that date. The Company will inform the Holders through the Trustee no later than two Business Days following the date it receives a conversion notice as set forth in paragraph 8(f) of the Securities, of the Company's election to deliver shares of Common Stock or to pay cash in lieu of delivery of Common Stock, unless the Company has already informed Holders of its election in connection with its optional redemption of the Securities pursuant to Section
3.01 herein. If the Company elects to deliver all of such payment in Common Stock, the Common Stock will be delivered by the Company through the Conversion Agent no later than the fifth Business Day following the Conversion Date. If the Company elects to pay all or a portion of such payment in cash, the payment, including any delivery of Common Stock, will be made to Holders surrendering Securities no later than the tenth Business Day following the applicable conversion date. If an Event of Default (other than a default in a cash payment upon conversion of the Securities) has occurred and is continuing, the Company may not pay cash upon conversion of any Security or portion of a Security (other than cash for fractional shares).

                                   ARTICLE 11

                               PAYMENT OF INTEREST

                  SECTION 11.01 Interest Payments. Interest on any Security that is payable, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that Security is registered at the close of business each March 8 and September 8 (each a "Regular Record Date") at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date. If no such instructions have been received or if the payee is a Holder of less than 1,000,000 aggregate principal amount of the Securities, the Company may elect to pay the installment of interest by check drawn on a bank in New York City mailed to the payee at its address set forth on the Registrar's books. In the case of a permanent Global Security, interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

                  SECTION 11.02 Defaulted Interest. Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually

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

paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

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                  SECTION 11.03 Interest Rights Preserved. Subject to the
foregoing provisions of this Article 11 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Security.

                                   ARTICLE 12

                                    GUARANTEE

                  SECTION 12.01 Guarantee. The Guarantor hereby unconditionally guarantees, on an unsecured basis, to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms hereof, and to the Trustee on behalf of such Holder, (i) (x) the due and punctual payment of the principal of, and interest on, such Security, when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, redemption or otherwise, (y) the due and punctual payment of interest on the overdue principal and interest, if any, on such Security, to the extent lawful, and (z) the faithful performance of all other obligations of the Company to the Holders or the Trustee under such Security and this Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

                  The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of (to the extent permitted by law) the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

                  The Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee shall not be discharged as to any Security except by complete performance of the obligations contained in such Security, and this Indenture and the Guarantee (to the extent that any obligations under this Indenture and the Guarantee relate to and are outstanding with respect to such Security). The Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection.

                  The Guarantor hereby agrees that, in the event of a default in payment of principal or interest on such Security, whether at its Stated Maturity, by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce the Guarantee without first proceeding against the Company. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, the Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  The Guarantor hereby agrees to pay any and all costs and expenses incurred by the Trustee or the Holders in enforcing their respective rights under the Guarantee.

                  The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets.

                  SECTION 12.02 Severability. In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 12.03 Limitation of Guarantor's Liability. Any term or provision of this Indenture notwithstanding, the Guarantee shall not exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 12.04 Subrogation. The Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of Section 12.01; provided, however, that, if an Event of Default has occurred and is continuing, the Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

                  SECTION 12.05 Reinstatement. The Guarantor hereby agrees that the Guarantee provided for in Section 12.01 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, made by or on behalf of the

Company or the Guarantor in respect of any of the obligations under the Securities or the Indenture is rescinded or must otherwise be restored or returned by any Holder or the Trustee for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Company or any substantial part of its properties, or otherwise, all as though such payment had not been made.

                  SECTION 12.06 Benefits Acknowledged. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

                  SECTION 12.07 Authentication Required. The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                  SECTION 12.08 Release of the Guarantor. Concurrently with the discharge of the Securities under Section 8.01, the Guarantor shall be released from its obligations under the Guarantee.

                                   ARTICLE 13

                                  MISCELLANEOUS

                  SECTION 13.01 Trust Indenture Act Controls. This Indenture is subject to the TIA and if any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required by the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified, or to be excluded, as the case may be, whether or not such provision of this Indenture refers expressly to such provision of the TIA.

                  SECTION 13.02 Notices.

                  (a) Unless provided otherwise in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Securityholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
         Roseline Maney, or

                  (2) the Company by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at AMR Corporation, P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

                  (b) Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given (unless otherwise herein expressly provided) if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder. If it is impossible or, in the opinion of Trustee, impracticable to give any notice by publication in the manner herein required, then such publication in lieu thereof as shall be made with the approval of the Trustee will constitute a sufficient publication of such notice.

                  Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

                  Where this indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice. Waiver of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  (c) If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar. The Trustee shall promptly furnish the Company with a copy of any report, demand, notice or written communication received by the Trustee hereunder from, or sent or furnished by the Trustee hereunder to, any Securityholder.

                  SECTION 13.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee if reasonably requested:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with;

provided that, in the case of any such request or application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

                  SECTION 13.05 Statements Required in Certificate or Opinion.

                  (a) Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include to the extent required by the Trustee:

                  (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  (b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.

                  Any certificate or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinions or representations as to such accounting matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 13.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 13.07 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Company and the Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.08 Calculations. The calculation of the Purchase Price, Change in Control Purchase Price, Conversion Rate, Market Price, Sale Price of the Common Stock and each other calculation to be made hereunder shall be the obligation of the Company. All such calculations made by the Company shall be final and binding on the Company and the Holders absent manifest error. The Trustee, Paying Agent and Conversion Agent shall not be obligated to recalculate, recompute or confirm any such calculations.

                  SECTION 13.09 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday with the same force and effect as if made on such specified date, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

                  SECTION 13.10 Governing Law. THIS INDENTURE, THE SECURITIES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO, AND, IN EACH CASE, PERFORMED IN SUCH STATE.

                  SECTION 13.11 No Recourse Against Others. No past, present or future director, officer, employee, agent, representative, member, manager, trustee, stockholder or other equity holder, as such, of the Company, the Guarantor or any successor Person or any Affiliate of any thereof shall have any liability for any obligations of the Company, the Guarantor or any successor Person or any Affiliate of any thereof, either directly or through the Company, the Guarantor or any successor Person or any Affiliate of any thereof, under the Securities, this Indenture or the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 13.12 Successors. All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind its respective successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  Any act or proceeding that is required or permitted by any provision of this Indenture and that is authorized or required to be done or performed by any board, committee or Officer of the Company or the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the successor or assign of the Company or the Guarantor.

                  SECTION 13.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One originally signed copy is enough to prove this Indenture.

                  SECTION 13.14 Benefits of Indenture. Nothing in this Indenture, the Guarantee or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 13.15 Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                       AMR CORPORATION

                                       By: /s/ JEFFREY C. CAMPBELL
                                           -----------------------------
                                           Name: Jeffrey C. Campbell
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                       AMERICAN AIRLINES, INC.


                                       By: /s/ JEFFREY C. CAMPBELL
                                           -----------------------------
                                           Name: Jeffrey C. Campbell
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                       WILMINGTON TRUST COMPANY

                                       By: /s/ ROSELINE K. MANEY
                                           -----------------------------
                                           Name: Roseline K. Maney
                                           Title: Vice President

                                   EXHIBIT A-1

          [FORM OF FACE OF GLOBAL SECURITY AND OF NON-GLOBAL SECURITY]

                  THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER JURISDICTION. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN, MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF AMR CORPORATION TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS THE LATER OF TWO YEARS AFTER THE ORIGINAL ISSUE DATE OF THE SECURITIES AND THREE MONTHS AFTER SUCH HOLDER CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF AMR CORPORATION, ONLY (1)(A) TO AMR CORPORATION OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES OR SUCH SHARES OF COMMON STOCK ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, SUBJECT TO AMR CORPORATION'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. IN EACH OF THE FOREGOING CASES, A

                                     A-1-1

CERTIFICATE OF TRANSFER IN THE FORM ATTACHED AS EXHIBIT B TO THE INDENTURE REFERRED TO BELOW MUST BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                  THE FOREGOING LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE AND ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                  THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR SUCH PURPOSES, THE ISSUE PRICE OF THIS SECURITY IS $980 PER $1,000 OF PRINCIPAL AMOUNT; THE AMOUNT OF OID IS $20 PER $1,000 OF PRINCIPAL AMOUNT; THE ISSUE DATE IS SEPTEMBER 23, 2003; THE MATURITY DATE IS CONSIDERED TO BE SEPTEMBER 23, 2008; AND THE YIELD TO MATURITY THROUGH SEPTEMBER 23, 2008 IS 4.70% PER ANNUM, CALCULATED ON A SEMIANNUAL BOND EQUIVALENT BASIS.

                  ANY PERSON ACQUIRING OR ACCEPTING A SECURITY OR AN INTEREST THEREIN WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO REPRESENT AND WARRANT TO THE COMPANY AND THE TRUSTEE THAT EITHER: (I) NO ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR OF AN EMPLOYEE BENEFIT PLAN OR AN INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL OR CHURCH PLAN, OR ANY TRUST ESTABLISHED UNDER SUCH PLAN OR ACCOUNT, HAVE BEEN USED TO PURCHASE A SECURITY OR AN INTEREST THEREIN, OR (II) THE PURCHASE AND HOLDING OF SECURITIES OR INTERESTS THEREIN BY SUCH PERSON IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY PROVISIONS OF STATE OR FEDERAL LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

                  [FOR SO LONG AS THIS SECURITY IS A GLOBAL SECURITY DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY, IT SHALL BEAR THE FOLLOWING LEGEND:]

                                     A-1-2

                  "UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS GLOBAL SECURITY."

                                     A-1-3

                                 AMR CORPORATION
                     4.25% Senior Convertible Note due 2023

No. A-1                                            Principal Amount $300,000,000
Issue Date: September 23, 2003                                CUSIP: 001765 AZ 9

                  AMR CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on September 23, 2023.

                  Interest Payment Dates: March 23 and September 23

                  Record Dates: March 8 and September 8

                  This Security is convertible as specified in the additional provisions of this Security set forth below.

                  Additional provisions of this Security are as set forth below.

Dated: September 23, 2003              AMR CORPORATION

                                       By: _____________________________________
                                           Name:
                                           Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST COMPANY,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By: ________________________
       Authorized Officer

Dated: ________________________

                                     A-1-4

                     4.25% Senior Convertible Note due 2023

1.       Interest.

                  The Company promises to pay interest on the principal amount of this Security at the rate per annum of 4.25% from the Issue Date, or from the most recent date to which interest has been paid or provided for. During such period, the Company will pay interest semiannually in arrears on March 23 and September 23 of each year, commencing on March 23, 2004 (each an "Interest Payment Date"), to Holders of record at the close of business on each March 8 and September 8 (whether or not a business day) (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 10 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 4.25% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.       Method of Payment.

                  Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Price, Purchase Price and Change in Control Purchase Price and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money or by wire transfer.

3.       Paying Agent, Conversion Agent and Registrar.

                  Initially, Wilmington Trust Company, a Delaware banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will

                                     A-1-5
maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       Indenture.

                  The Company issued and the Guarantor has guaranteed the Securities pursuant to an Indenture, dated as of September 23, 2003 (the "Indenture"), among the Company, the Guarantor and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities and the Guarantee are general unsecured and unsubordinated obligations of the Company and the Guarantor, respectively, limited to $300,000,000 aggregate principal amount (subject to Sections 2.02 and 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company or the Guarantor secured or unsecured.

5.       Redemption at the Option of the Company.

                  No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at a price equal to the principal amount of the Securities (the "Redemption Price") together with accrued and unpaid interest, if any, provided that the Securities are not redeemable prior to September 23, 2008.

6.       Purchase by the Company at the Option of the Holder.

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on each of September 23, 2008, 2013 and 2018 (each a "Purchase Date") at a price equal to the principal amount of the Securities plus accrued and unpaid interest, if any (the "Purchase Price"), upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the second Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

                  The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof in accordance with the Indenture. If the Company elects to pay any

                                     A-1-6
portion of the Purchase Price in its Common Stock, the Company shall issue a number of shares of its Common Stock equal to such portion of the Purchase Price to be paid in Common Stock divided by the Market Price of a share of Common Stock.

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder on a date selected by the Company no later than 30 Business Days after the occurrence of a Change in Control for a Change in Control Purchase Price equal to the principal amount of the Securities plus accrued and unpaid interest, if any, to but not including the Change in Control Purchase Date.

                  The Change in Control Purchase Price may be paid (at the option of the Company) in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof in accordance with the Indenture. If the Company elects to pay any portion of the Change in Control Purchase Price in its Common Stock, the Company shall issue a number of shares of its Common Stock equal to such portion of the Change in Control Purchase Price to be paid in Common Stock divided by 97 1/2% of the Market Price of a share of Common Stock.

                  A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

                  Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  If cash (and/or Common Stock if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, interest shall cease to accrue on such Securities (or portions thereof) at the close of business on such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, if any, upon surrender of such Security).

7.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid interest, if any, with respect to all Securities (or portions thereof) to

                                     A-1-7
be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, interest shall cease to accrue on such Securities or portions thereof. Securities in principal denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal.

8.       Conversion.

         (a) Conversion Based on Common Stock Price. Subject to the provisions of this paragraph 8 and the Indenture but notwithstanding the fact that any other condition to conversion in paragraph 8(b), (c), (d) or (e) has not been satisfied, Holders may surrender the Securities for conversion into Common Stock on a Conversion Date in any calendar quarter commencing after September 30, 2003, if the Sale Price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 120% of the Conversion Price per share of Common Stock on the last trading day of such preceding calendar quarter. If the foregoing condition is satisfied, then the Securities will be convertible at any time thereafter by the Holder, through the maturity of the Securities.

         (b) Conversion Based on Trading Price of the Securities. Subject to the provisions of this paragraph 8 and the Indenture but notwithstanding the fact that any other condition to conversion in paragraph 8(a), (c), (d) or (e) has not been satisfied, the Securities may be surrendered for conversion prior to maturity at any time during the five Business Day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Securities for that five trading-day period was less than 98% of the product of the Sale Price for the Common Stock and the Conversion Rate.

                  If on the date of any conversion pursuant to this paragraph 8(b), the Sale Price of our Common Stock is greater than the Conversion Price, then Securityholders will receive, in lieu of Common Stock based on the Conversion Price, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of such Securities, plus the accrued and unpaid interest, if any, as of the Conversion Date ("Principal Value Conversion"). The Company will notify Securityholders that surrender their Securities for conversion, if it is a Principal Value Conversion, by the second trading day following the date of conversion, whether the Company will pay them all or a portion of the principal amount of such Securities, plus accrued and unpaid interest, if any, in cash, Common Stock or a combination of cash and Common Stock, and in what percentage. Any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the Conversion Price on the Conversion Date and the applicable stock price as of the Conversion Date. The Company will pay such Securityholders any portion of the principal amount of such Securities, plus accrued and unpaid interest, if any, to be paid in

                                     A-1-8
cash and deliver Common Stock with respect to any portion of the principal amount of such Securities, plus accrued and unpaid interest, if any, to be paid in Common Stock no later than the third Business Day following the determination of the applicable stock price.

                  The "applicable stock price" means, in respect of a date of determination, the average of the Sale Price per share of Common Stock over the five-trading day period starting the third trading day following such date of determination.

                  The "trading price" of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5 million principal amount of the Securities from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Sale Price of the Common Stock and the Conversion Rate.

                  In connection with any conversion upon satisfaction of the above trading pricing condition, the Trustee shall have no obligation to determine the trading price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the trading price per $1,000 principal amount of Securities would be less than 98% of the product of the Sale Price of our Common Stock and the Conversion Rate. At such time, the Company shall instruct the Trustee to determine the trading price of the Securities beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of the Securities is greater than 98% of the product of the Sale Price of the Company's Common Stock and the Conversion Rate.

         (c) Conversion upon Redemption. Subject to the provisions of this paragraph 8 and the Indenture but notwithstanding the fact that any other condition to conversion in paragraph 8(a), (b), (d) or (e) has not been satisfied, a Holder may surrender for conversion into Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 5 hereof, but such Securities may be surrendered for conversion until the close of business on the second Business Day immediately preceding the Redemption Date.

         (d) Conversion upon Certain Distributions. Subject to the provisions of this paragraph 8 and the Indenture but notwithstanding the fact that any other condition to

                                     A-1-9
conversion in paragraph (a), (b), (c) or (e) has not been satisfied, in the event that the Company declares a dividend or distribution described in Section
10.07 of the Indenture, or a dividend or a distribution described in Section 10.08(a) or 10.08(b) of the Indenture where in the case of a dividend or distribution pursuant to 10.08(a) or 10.08(b), the fair market value, per share, of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, then the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the date for such dividend or distribution, and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the date of distribution or until the Company announces that such dividend or distribution will not take place.

         (e) Conversion upon the Occurrence of Certain Corporate Transactions. Subject to the provisions of this paragraph 8 and the Indenture but notwithstanding the fact that any other condition to conversion in paragraph
(a), (b), (c) or (d) has not been satisfied, in the event the Company is a party to a transaction described in the first paragraph of Section 10.14 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces the anticipated effective date until 15 days after the actual effective date of such transaction, and at the effective time of such transaction, the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other assets of the Company or other Person which the holder would have received if the holder had converted its Security immediately prior to the applicable record date for the transaction.

         (f) General Provisions. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  The initial Conversion Rate is 57.61 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company will pay cash in lieu of any fractional share of Common Stock.

                  The Company may elect to pay cash in lieu of delivering Common Stock upon notice of conversion in accordance with Section 10.20 of the Indenture.

                  To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the

                                     A-1-10

Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

                  A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, the accrued and unpaid interest, if any, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock or cash, or combination thereof (together with the cash payment, if any, in lieu of fractional shares), in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock or cash, or combination thereof (together with any such cash payment in lieu of fractional shares), shall be treated as issued, to the extent thereof, first in exchange for the accrued and unpaid interest, if any, through the Conversion Date and the balance, if any, of such fair market value of such Common Stock or cash, or combination thereof (and any such cash payment), shall be treated as issued in exchange for the principal amount of the Security being converted pursuant to the provisions hereof.

                  In accordance with Sections 10.06, 10.07 and 10.08 of the Indenture, the Conversion Rate will be adjusted, as further provided in the Indenture, for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at a price per share of Common Stock less than the Sale Price of the Common Stock at the Time of Determination; distributions to all holders of Common Stock of cash, assets or evidence of indebtedness of the Company (including shares of Capital Stock of a Subsidiary); and for the purchase of Common Stock pursuant to a tender offer or exchange offer for Common Stock (excluding odd lots of Common Stock) made by the Company or any Subsidiary. However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases specified in the Indenture. The Company from time to time may voluntarily increase the Conversion Rate.

                  If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person in the circumstances described in the Indenture.

                                     A-1-11

9.       Conversion Arrangement on Call for Redemption.

                  Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

10.      Defaulted Interest.

                  Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 11.02 of the Indenture.

11.      Denominations; Transfer; Exchange.

                  The Securities are in fully registered form, without coupons, in principal denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.      Persons Deemed Owners.

                  The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.      Unclaimed Money or Securities.

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or

                                     A-1-12
securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.      Amendment; Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency in this Securities or in the Indenture, or to comply with Article 5 or Section 10.14 of the Indenture, to secure the Company's obligations under this Security or the Indenture, to add additional Events of Default, to increase the Conversion Rate, to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred on the Company, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act, to make any change that does not materially adversely affect the rights of any Holders, to add or change provisions as necessary to permit or facilitate the issuance of the Global Security, to evidence and provide for the acceptance of the appointment under the Indenture of a separate or successor Trustee, to provide additional rights or benefits to Holders, or to modify the restrictions on, and procedures for, resale and other transfers of this Security pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.

15.      Defaults and Remedies.

                  Events of Default are as set forth in Section 6.01 of the Indenture.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of amounts specified in Section 6.01(1) or (2) of the Indenture above) if a committee of its Responsible Officers determines in good faith that withholding notice is in the interests of the Securityholders.

                                     A-1-13

16.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others.

                  No past, present or future director, officer, employee, agent, representative, member, manager, trustee, stockholder or other equity holder, as such, of the Company, the Guarantor or any successor Person or any Affiliate of any thereof shall have any liability for any obligations of the Company, the Guarantor or any successor Person or any Affiliate of any thereof, either directly or through the Company, the Guarantor or any successor Person or any Affiliate of any thereof, under the Securities, the Indenture or the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

18.      Authentication.

                  This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.      Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.      GOVERNING LAW.

                  THIS SECURITY, THE INDENTURE AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO, AND IN EACH CASE, PERFORMED IN SUCH STATE.

                                     A-1-14

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                         AMR Corporation
                                         4333 Amon Carter Boulevard
                                         Dallas, Texas 76155
                                         Attention: Corporate Secretary

                                     A-1-15

          ASSIGNMENT FORM                          CONVERSION NOTICE

To assign this Security, fill in the      To convert this Security into Common
form below:                               Stock of the Company, check the box:

I or we assign and transfer this                           [ ]
Security to

____________________________________

(Insert assignee's soc. sec. or tax       To convert only part of this Security,
ID no.)                                   state the principal amount to be
                                          converted (which must be $1,000 or an
____________________________________      integral multiple of $1,000):

____________________________________      $_____________________________________

____________________________________      If you want the stock certificate made
                                          out in another person's name, fill in
(Print or type assignee's name,           the form below:
address and zip code)
                                          ______________________________________
and irrevocably appoint
                                          ______________________________________
_____________________ agent to            (Insert other person's soc. sec. or
transfer this Security on the books       tax ID no.)
of the Company. The agent may
substitute another to act for him.        ______________________________________

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________
                                          (Print or type other person's name,
                                          address and zip code)
________________________________________________________________________________
 Date: _____________________              Your Signature: ______________________
________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)

                                     A-1-16

                                                                     Exhibit A-2

                               [FORM OF GUARANTEE]

                  The Guarantor (as defined in the Indenture and which term includes any successor person under the Indenture), subject in every respect to the terms and conditions set forth in the Indenture, hereby unconditionally guarantees, on an unsecured basis (the "Guarantee"), to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms of the Indenture, and to the Trustee on behalf of such Holder, (i) (x) the due and punctual payment of the principal of, and interest on, such Security, when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, redemption or otherwise, (y) the due and punctual payment of interest on the overdue principal and interest, if any, on such Security, to the extent lawful, and (z) the faithful performance of all other obligations of the Company to the Holders or the Trustee under such Security and the Indenture, in each case as set forth in Article 12 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

                  The Guarantor hereby agrees to pay any and all costs and expenses incurred by the Trustee or the Holders in enforcing their respective rights under the Guarantee.

                  Any term or provision of the Guarantee or the Indenture notwithstanding, the Guarantee shall not exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  The obligations of the undersigned to the Holders of the Securities and to the Trustee pursuant to this Guarantee and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. In the event of the assumption by a successor Person of the obligations of the Guarantor as provided in Section
5.04 of the Indenture, such successor Person shall succeed to and be substituted for the Guarantor hereunder and under the Indenture and all such obligations of the Guarantor under the Indenture and the Guarantee shall terminate.

                  No past, present or future director, officer, employee, agent, representative member, manager, trustee, stockholder or other equity holder, as such, of the Guarantor or any successor Person or any Affiliate of the Guarantor shall have any liability for any

                                     A-2-1
obligations of the Guarantor or any successor Person or any Affiliate of the Guarantor, either directly or through the Guarantor or any successor Person or any Affiliate of the Guarantor, under this Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                  The Guarantee shall be governed by and construed in accordance with the law of the State of New York, including all matters of construction, validity and performance, applicable to agreements made or instruments entered into and, in each case, performed in such state.

                                     A-2-2

                  IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

                                                AMERICAN AIRLINES, INC.

                                                By: ___________________________
                                                    Name:
                                                    Title:

                                     A-2-3

                                    EXHIBIT B

                          FORM OF TRANSFER CERTIFICATE

 Re: 4.25% Senior Convertible Notes due 2023 of AMR Corporation (the "Company")

                  In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) (or any successor provision) under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

         [ ] The transfer of the Surrendered Securities is made to the Company or any of its subsidiaries; or

         [ ] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

         [ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

         [ ] The transfer of the Surrendered Securities is pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and subject to the Company's and the Trustee's rights, prior to such transfer, to require the delivery of an opinion of counsel, further certification and/or other information satisfactory to the Company and the Trustee, respectively);

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

         [ ]      The transferee is an Affiliate of the Company.

                  The Company and the Trustee are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

DATE: _______________

                          [INSERT NAME OF TRANSFEROR]

                        ________________________________
                                    signature

                                      B-1